EXHIBIT 10.8

                                   Dated 1998




                        IMPERIAL CHEMICAL INDUSTRIES PLC

                                       and

                              N L INDUSTRIES, INC.




                          AMERICAS LIABILITY AGREEMENT

















                               LINKLATERS & PAINES
                                 One Silk Street
                                 London EC2Y 8HQ

                                    Ref: AXT

        THIS AGREEMENT (this  "AGREEMENT") is made on                       1998
        BETWEEN:


        (1) IMPERIAL CHEMICAL INDUSTRIES PLC, a company incorporated under the laws of England, whose registered office is at Imperial Chemical House, 9 Millbank, London, SW1P 3JF ("ICI"); and


        (2) N L INDUSTRIES, INC., a corporation incorporated under the laws of the State of New Jersey, USA, whose principal place of business is at 16825 Northchase Drive, Suite 1200, Houston, Texas 77060 USA (the "PURCHASER").

        WHEREAS:

        (A) ICI and the Purchaser and their respective Affiliates have entered into or will enter into certain agreements relating to the purchase of the Companies (as defined below) namely:

            *  the Share Sale Agreements;

            *  the Tax Deeds of Covenant; and

            *  the Guarantees

            in  each  case  as  defined  below   (hereinafter   collectively  or
            individually    called   the   "AGREEMENTS"   or   individually   an
            "Agreement").

        (B) The parties have agreed on certain liability and claim provisions that shall apply in respect of the Agreements upon the terms and subject to the conditions of this agreement.

        IT IS AGREED as follows:


      1 INTERPRETATION

        Except where the context requires otherwise, the definitions and provisions as to interpretation set forth below shall apply to this agreement:

        "AFFILIATES" means, with respect to a specified entity, an entity that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with the entity specified, provided that, in relation to ICI and its subsidiary companies, without limiting the generality of the foregoing, the term "AFFILIATES" shall not include any entity in which a party has a 50 per cent. or less ownership interest. For purposes hereof, "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of the entity in respect of which the determination is being made, through the ownership of voting securities, contract, voting trust or otherwise;

        "ACQUISITION SEPARATION PROGRAMME CLAIM" means any claim (other than a claim for fraud) by the Purchaser Companies wider Clause [ ] of the TAI Share Sale Agreement and/or under Clause [ ] of the TCI Share Sale Agreement;

        "BENEFIT CLAIM" means any claim (other than a claim for fraud) by the Purchaser Companies arising under Clause 8.4 of the TAI Share Sale Agreement and/or under Clause 8.4 of the TCI Share Sale Agreement;

        "CAP" has the meaning set forth in sub-Clause 3.2;

        "CLAIM" means any claim (other than a claim for fraud) by the Purchaser Companies for breach of the warranties, under the indemnities or under any other provision contained in the Agreements or the Implementation Agreements (as defined in the Agreements) for which the ICI Companies accept liability, are liable or shall be adjudicated as being liable, excluding all Tax Claims;

        "COMPANIES" means Tioxide Canada Inc. and Tioxide Americas Inc.;

        "COMPLETION DATE" means for each Company the Completion Date as defined in the Share Sale Agreements;

        "GUARANTEES" means the guarantees to be entered into by ICI and the Purchaser in respect of the obligations of their respective Affiliates under the Agreements;

        "ICI COMPANIES" means all or any of ICI and those of its Affiliates who are parties to the Agreements and shall be deemed to include their legal successors and permitted assigns;

        "PURCHASER COMPANIES" shall mean all or any of the Purchaser and those of its Affiliates who are parties to the Agreements (or any of the Companies the shares of which are acquired pursuant to the Agreements which thereby become Affiliates of the Purchaser and which may (or are required to) bring Claims pursuant to the terms of the relevant Agreements) and shall be deemed to include their legal successors and permitted assigns;

        "QUALIFYING AMOUNT" has the meaning set forth in sub-Clause 3.1.1;

        "SHARE SALE AGREEMENTS" means the agreements between ICI and/or its relevant Affiliate(s) and the relevant Purchaser Affiliate(s) for the sale and purchase of the Companies;

        "TAI SHARE SALE AGREEMENT" means the share sale agreement of even date between ICI American Holdings Inc and NL Industries, Inc. relating to the sale of Tioxide Americas Inc;

        "TAX CLAIM" means any claim by the Purchaser Companies under the Deeds of Indemnity or for breach of the warranties in respect of taxation matters contained in the Agreements for which the ICI Companies accept liability, are liable or shall be adjudicated as being liable;

        "TAX DEEDS OF COVENANT" means the deeds of indemnity in respect of taxation to be entered into pursuant to the relevant Share Sale Agreements;

        "TCI SHARE SALE AGREEMENT" means the share sale agreement of even date between Tioxide Group Ltd, ICI Omicron BV and NL Industries Inc. relating to the sale of Tioxide Canadas Inc; and

        "THRESHOLD AMOUNT" has the meaning set forth in sub-Clause 3.1.2.


      2 ADHERENCE OF THE PURCHASER COMPANIES AND THE ICI COMPANIES

    2.1 The parties hereto have entered into this agreement for the benefit, and to accept restrictions on behalf, of themselves and their respective Affiliates. In this respect, the Purchaser has agreed on behalf of the Purchaser Companies that the liability of the ICI Companies arising in connection with the Agreements shall be limited as set forth in this agreement. Accordingly, the Purchaser hereby agrees to procure that each of the Purchaser Companies and any third party claiming or acting with the consent of or at the behest of, through, in the name or on behalf of the Purchaser Companies (whether by right of subrogation or otherwise) shall strictly adhere to and comply with the provisions of this agreement as if they were each a party hereto.

    2.2 If and to the extent that any of the Purchaser Companies or such third parties fail, omit or decline to so adhere and comply (for whatever reason) the Purchaser hereby covenants with ICI (for the benefit of itself and each of the ICI Companies) that it will indemnify, defend and hold harmless the ICI Companies from all claims, costs, damages, expenses (including reasonable professional fees), losses, liabilities and penalties suffered or incurred by the ICI Companies as a result of and in connection with such non-adherence or non-compliance.

      3 Limitation of ICI Companies' Liability

    3.1 It is hereby agreed that the ICI  Companies  shall have no liability for
        any  Claim  (other  than  Benefit  Claims  and  Acquisition   Separation
        Programme Claims):

        3.1.1 unless the amount of such Claim or alleged Claim exceeds US $100,000 (the "Qualifying Amount"); and

        3.1.2 until and to the extent only that the aggregate liability for all Claims exceeding the Qualifying Amount (notified previously or at the same time) exceeds US $1.4 million (the "Threshold Amount").

        For the avoidance of doubt, notwithstanding that the aggregate liability of the ICI Companies for Claims exceeding the relevant Qualifying Amount has exceeded the Threshold Amount, the ICI Companies shall be liable solely for that excess.

    3.2 Subject to Clause 4.1.1, it is hereby agreed that the maximum aggregate liability of the ICI Companies in respect of all Claims (other than Benefit Claims) shall under no circumstances exceed an amount to be determined as follows (the "Cap"):

        3.2.1 in respect of Claims notified to the ICI Companies pursuant to the Agreements and/or this agreement in the period commencing on the Completion Date up to but not including the third anniversary thereof, the Cap shall be US $25,000,000;

        3.2.2 on the third anniversary of the Completion Date the Cap shall reduce to US $17,500,000;

        3.2.3 on the fourth and each subsequent anniversary of the Completion Date the Cap shall reduce (but so that the applicable anniversary date for determining whether a Claim is subject to a Cap reduction as aforesaid shall be by reference to the date upon which the Claim is notified to the ICI Companies pursuant to the Agreements and/or this agreement and not the date upon which liability thereunder is accepted or adjudicated) by an amount of US $2,500,000 such that on the tenth anniversary of the Completion Date it is completely extinguished;

        3.2.4 the ICI Companies shall have no liability for any Claim notified by the Purchaser Companies on or after the tenth anniversary of the Completion Date.

    3.3 In no circumstances whatsoever shall the maximum aggregate liability of the ICI Companies in respect of all Claims exceed US $25,000,000.

    3.4 Subject to the obligations as to notification in Clause 4.1.1, but not the time limits for notification, it is hereby agreed that:

               (i) the  maximum  aggregate  liability  of the ICI  Companies  in respect of all Benefit Claims shall under no circumstances exceed US$10,000,000; and

               (ii)the  maximum  aggregate  liability  of the ICI  Companies  in respect of all Acquisition Separation Claims shall under no circumstances exceed US$2,500,000.

    3.5 All monetary amounts expressed in US Dollars in this agreement shall be calculated after converting all relevant monetary amounts under the Agreements which are not in US Dollars to US Dollars at the mid-market closing exchange rate in London for amounts of that size as published in the London Edition of the Financial Times published two Business Days prior to the date any Claim is formally notified by the Purchaser Companies in accordance with the terms of the relevant Agreements (and/or this agreement), or where no such rate is published, at the rate quoted by Citibank, N.A. at the close of business in London on that date.

      4 MITIGATION OF CLAIMS

    4.1 The Purchaser Companies shall take all reasonable steps to mitigate any loss which may give rise to a Claim against the ICI Companies including, without limiting the generality of the foregoing, the making of a claim which is available to the Purchaser Companies under any available insurance policy. It is agreed that:

        4.1.1 no Claim by the Purchaser Companies in respect of a breach of the warranties under the Agreements shall be enforceable unless written notice thereof (including all material details thereof then reasonably available to the Purchaser Companies) has been given by the Purchaser Companies to the ICI Companies as soon as reasonably practicable after the Purchaser Companies have become aware of the facts and circumstances giving rise to such Claim and their implications for the purposes of the Agreement in question, unless such written notice has been duly served on the ICI Companies on or before [30 April 2001(1)/2002(2)] or by close of business on the date six years after the end of the accounting period ending after the Completion Date in respect of a Tax Claim;

        4.1.2 no other Claims by the Purchaser Companies shall be enforceable unless written notice thereof (including all material details thereof or relating thereto then reasonably available to the Purchaser Companies has been given by the Purchaser Companies to the ICI Companies (in accordance with the terms of the Agreement in question) as soon as reasonably practicable after the Purchaser Companies have become aware of the facts and circumstances giving rise to the Claim and their implications for the purposes of the Agreement in question;

        Provided however that the Purchaser Companies shall be able to bring any Claim against the ICI Companies without complying with the terms of sub-Clauses 4.1.1 and 4.1.2 hereof to the extent that the ICI Companies have not suffered prejudice as a result of any such non-compliance by the Purchaser Companies.

    4.2 If any claim is made against the Purchaser Companies the subject matter of which might reasonably be expected to constitute a breach of one or more of the Agreements by the ICI Companies save for indemnities contained in the Tax Deeds of Covenant or environmental indemnities contained in the relevant Agreements in relation to which the specific provisions set out in the relevant Agreement or Deed shall apply:

        4.2.1 the Purchaser Companies shall if so requested in writing by the ICI Companies take all steps which are necessary and reasonable to avoid, resist, appeal, compromise or defend any such claim and any adjudication in respect thereof (but subject in any such case to the Purchaser Companies being indemnified by the ICI Companies against all costs and expenses which may be incurred in connection therewith) and the ICI Companies shall, at their request, be allowed to conduct any negotiations, proceedings or appeals incidental thereto with counsel reasonably satisfactory to the Relevant Purchaser;

        4.2.2  the ICI  Companies  shall  raise no  objection  to the  Purchaser
               Companies  attending  (and,  where the  rights  of the  Purchaser
               Companies are, or may be, detrimentally affected) being separately legally represented (at their own expense) and, where appropriate, heard at any negotiations, proceedings or appeals of which the ICI Companies have taken conduct and the Purchaser Companies shall be consulted by the ICI Companies prior to any compromise, settlement or admission of liability being made by the ICI Companies at such negotiation, proceedings or appeals; and



--------
        (1).  If completion takes place in 1999



        (2). If completion takes place in 2000

        4.2.3 the Purchaser Companies shall at all reasonable times and upon reasonable prior notice allow the ICI Companies and their agents reasonable access to all relevant properties of the Relevant Purchaser, and access to, with the right to inspect and take copies of, all relevant books and records of the Relevant Purchaser (as then carried on) subject always to keeping the same confidential other than in respect of necessary disclosures in connection with such Claim which disclosures shall only be made, and then only in compliance with sub-Clause 4.2.4, if required by law or the procedures of any court or tribunal or otherwise with the prior written consent of the relevant Purchaser Companies (such consent not to be unreasonably withheld or delayed).

        4.2.4 If any of the ICI Companies or their agents become legally compelled (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the information, records, or other material referred to in this Clause 4.2.3, the party so compelled shall provide the Relevant Purchaser with prompt prior written notice of such requirement so that the Relevant Purchaser may seek a protective order or other appropriate remedy. So far as it is legally able so to do, the ICI Companies agree to cooperate in the Relevant Purchaser's efforts to obtain a protective order or other reasonable assurance that confidential treatment shall be accorded any such information. If such protective order or other remedy is not obtained, the party so compelled agrees to disclose only that portion of the information, records, or other material which it is advised by opinion of outside counsel is legally required to be disclosed and to take all reasonable steps to preserve the confidentiality of the information, records, or other material referred to in this sub-Clause 4.2.4.

        4.2.5 Notwithstanding the foregoing provisions, should the subject matter of any litigation, proceeding, negotiation, or arbitration include a claim against the Relevant Purchaser seeking injunctive relief, the Relevant Purchaser shall have the right to take exclusive control of the defence of such proceeding with counsel of its choice, the reasonable fees and expenses of which shall be for the account of the ICI Companies.

        4.2.6 The party or parties conducting the defence of any investigation, litigation, proceedings, negotiations or
               arbitration   shall  keep  the  other  parties  apprised  of  all
               significant developments and shall not enter into any settlement, compromise or consent to judgment with respect to such investigation, litigation, proceedings, negotiations or arbitration unless the other party consents, such consent not to be unreasonably withheld or delayed.

    4.3 If the ICI Companies pay to the Purchaser Companies any amount under any of the Agreements in respect of any Claim under such Agreement and the Purchaser Companies are thereafter able to recover any sum from any third party (including any insurer) in respect of that Claim, the Purchaser Companies shall use all reasonable endeavours to so recover any such sum and shall repay to the ICI Companies so much of the amount paid by the ICI Companies as is equal to any sum recovered, after allowing for the reasonable costs and expenses of the Purchaser Companies reasonably incurred in connection therewith.

        Furthermore, if any liability on the part of the ICI Companies under any of the Agreements which results in a payment being made by the ICI Companies to the Purchaser Companies gives rise to any corresponding saving or rebate for the Purchaser Companies (including any tax saving or rebate) then the value of such corresponding saving or rebate to the Purchaser Companies shall be set against the liability of the ICI Companies in the particular instance.


      5 CONSIDERATION REDUCED BY CLAIMS

        Any payment by the ICI Companies paid to the Purchaser Companies (or for the Purchaser Companies' benefit) in respect of any Claim or Tax Claim shall be deemed to be a reduction in the consideration payable under the relevant Agreement in respect of the business, assets or shares thereby sold.

      6 NO SET-OFF

        None of the Purchaser Companies shall be entitled to set off any amounts due to it by the ICI Companies (whether under this agreement, the Agreements or otherwise) against the sums owing (or claimed by such other party to be owing) under the terms of this agreement.


      7 NOTICES

    7.1 Any notice or other document to be served under this agreement shall be in writing and may be delivered by hand or by courier or sent by fax or by post to the party to be served at its address appearing in this agreement (and marked for the attention of the person whose name is referred to in sub-Clause 7.3 below) or at such other address (or marked for the attention of such other person) as it may have notified to the other parties in accordance with this Clause. Any notice or other document sent by post shall be sent by registered post (if both posted and for delivery within the same jurisdiction) or by registered airmail (if posted for delivery outside the jurisdiction in which it is posted), return receipt requested (or any substantially equivalent service).

    7.2 Any notice or document  delivered or sent in accordance  with sub-Clause
        7.1 shall be deemed to have been served:

        7.2.1  if delivered by hand or by courier, at the time of delivery; or

        7.2.2 if sent by fax, at the time of delivery if sent between 12.01 a.m. and 6.00 p.m. (local time at the destination) or at 10.00 a.m. (local time at the destination) on the Business Day after its transmission (if sent at any other time); or

        7.2.3 if posted, at 10.00 a.m. on the second Business Day after it was put into the post if posted for delivery within the same jurisdiction, or at 10.00 a.m. (local time at the destination) on the fifth Business Day after it was put in the post if sent by registered airmail.

    7.3 The person to whom notices or documents should be addressed for the purposes of sub-Clause 7.1 is:

        7.3.1  if to be served on ICI:

               the Company Secretary
               Imperial Chemical House
               9 Millbank
               London SW1P 3JF
               Fax: (44) 171 798 5170

    7.4 if to be served on the Purchaser:

               General Counsel
               NL Industries, Inc
               16825 Northchase Drive
               Suite 1200
               Houston, Texas 77060, USA
               Fax: (1) 281 423 3333

    7.5 In proving service of a notice or document it shall be sufficient to prove that delivery was made by hand, courier or fax or that the envelope containing the notice or document was properly addressed and posted (either by registered post or by registered airmail, as the case may be, in accordance with the requirements of this Clause).

      8 GOVERNING LAW

    8.1 This agreement shall be governed and construed in accordance with the laws of England and the parties hereto agree to submit, subject to sub-Clause 8.2. to the exclusive jurisdiction of the courts of the state of Delaware as regards any claims or matters arising hereunder.

    8.2 If the courts of the state of Delaware should decline jurisdiction, the English courts shall have exclusive jurisdiction for all purposes relating to this agreement.

    8.3 In both sub-Clause 8.1 and 8.2, neither party shall take any action to avoid, dispute or suggest to such court that such jurisdiction is improper.

    8.4 ICI irrevocably appoints ICI American Holdings Inc as its authorised agent ("ICI Authorised Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in the courts of the State of Delaware.

    8.5 If the English courts have jurisdiction, the Purchaser irrevocably appoints Herbert Smith (Ref 534) of Exchange House, Primrose Street, London, EC2A 2HS as its agent for process in England.

        In Witness whereof the parties have caused this agreement to be executed as a Deed and delivered the day and year first above written.

Executed as a Deed             }
for and on behalf of
IMPERIAL CHEMICAL INDUSTRIES
PLC



Executed as a Deed             }
for and on behalf of
NL INDUSTRIES, INC.